Exhibit 99.1

ALESCO FINANCIAL INC. SETS DATE FOR ANNUAL MEETING

Philadelphia, Pennsylvania, April 18, 2007 – Alesco Financial Inc. (NYSE: AFN), a specialty finance real estate investment trust, announced today that its annual meeting of stockholders is scheduled to be held on Tuesday, May 22, 2007 at 2:00 pm EDT at the Four Seasons Hotel Philadelphia.

The record date for stockholders entitled to vote at the annual meeting is the close of business on Friday, April 20, 2007. Alesco intends to mail the proxy statement for the meeting on or about April 30, 2007.

The Four Seasons Hotel Philadelphia is located at One Logan Square, Philadelphia, PA, 19103.

About Alesco Financial Inc.

Alesco Financial Inc. is a specialty finance REIT headquartered in Philadelphia, Pennsylvania and trades on the New York Stock Exchange under the symbol “AFN”. Alesco is externally managed by Cohen & Company Management, LLC, a subsidiary of Cohen & Company, a leading alternative fixed-income asset management firm. For more information about Alesco please visit www.alescofinancial.com.

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Alesco cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Alesco to successfully execute its business plans or gain access to additional financing, the availability of additional loan portfolios for future acquisition, continued qualification as a REIT and the cost of capital. Additional factors that may affect future results are contained in Alesco’s filings with the SEC, which are available at the SEC’s web site www.sec.gov and Alesco’s web site http://www.alescofinancial.com. Alesco disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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Investors:	Media:
John Longino	Joseph Kuo
Chief Financial Officer	Kekst and Company
215-701-9687	212-521-4863
jlongino@cohenandcompany.com